UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 27, 2009

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code	)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

On May 27, 2009, Kilroy Realty Corporation (the “Company”) held its annual meeting of stockholders. The following summarizes the results for those matters submitted to our stockholders for action at the annual meeting:

The first matter, Proposal No. 1, was to consider and act upon a Company proposal to amend the Company’s articles of incorporation, as amended and supplemented (the “Charter”), to declassify the Company’s Board of Directors (the “Board”), thereby permitting the annual election of all directors. The proposed amendment also sets the number of directors at six, which is the number currently in office, until that number is increased or decreased in accordance with the Company’s bylaws. The proposal was approved by our stockholders. To implement the adopted proposal, the Company filed articles of amendment to its Charter with the State Department of Assessments and Taxation of Maryland, and amended its Second Amended and Restated Bylaws; the articles of amendment and the Amendment No. 1 to Second Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

The second matter, Proposal No. 2, which was conditioned on the approval of Proposal 1, was to elect six directors to the Board to serve until the annual meeting of stockholders in the year 2010, and until their successors are duly elected and qualified. The six nominees proposed by the Board were elected.

The third matter, Proposal No. 3, was to consider and act upon a Company proposal to amend the Kilroy Realty 2006 Incentive Award Plan. The proposal was approved. The amendment is attached hereto as Exhibit 4.1 and incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.
3.1	Articles of Amendment
3.2	Amendment No. 1 to Second Amended and Restated Bylaws
4.1	Third Amendment to Kilroy Realty 2006 Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth Senior Vice President and Controller

Date: May 27, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment
3.2	Amendment No. 1 to Second Amended and Restated Bylaws
4.1	Third Amendment to Kilroy Realty 2006 Incentive Award Plan